Exhibit 99.1

News Release—November 8, 2012

CubeSmart Reports Third Quarter 2012 Results; Same-Store Occupancy Averages 84.9%; Same-Store Revenue Grows 4.1%

WAYNE, PA — (MARKET WIRE) — November 8, 2012 — CubeSmart (NYSE: CUBE) announced its operating results for the three and nine months ended September 30, 2012.

“Our internal and external growth engines are firing on all cylinders,” commented Chief Executive Officer Dean Jernigan.  “Our same-store portfolio continues to establish all-time high seasonal occupancy levels, and we have further enhanced our wholly-owned portfolio through $438 million of acquisitions year-to-date and notable strategic exits from non-core markets.”

Key Highlights for the Quarter

•                  Reported funds from operations (“FFO”) per share, as adjusted, of $0.19.

•                  Increased same-store (321 facilities) net operating income (“NOI”) 4.5% year over year, driven by 4.1% revenue growth and a 3.4% increase in property operating expenses.

•                  Gained 370 basis points year over year in average same-store occupancy, up from 81.2% during the third quarter of 2011 to 84.9% during the third quarter of 2012.

•                  Closed on 14 acquisitions totaling $85.9 million, in addition to closing on the remaining asset in the second pool of the Storage Deluxe transaction for $68.2 million.

•                  Closed on dispositions totaling $12.5 million, including six assets in New Mexico and one asset in the California Inland Empire.

•                  Purchased the remaining 50% equity interest in the consolidated HART joint venture.

•                  Acquired partner’s remaining 50% equity interest in the unconsolidated HSRE Venture.

•                  In total, acquired assets and joint venture interests totaling $266.5 million during the quarter, which combined with $20.5 million under contract, brings the total value of acquisitions year to date to $437.6 million.

Funds from Operations

FFO, as adjusted for acquisition related costs, was $24.4 million for the third quarter of 2012, compared with $19.2 million for the third quarter of 2011.  FFO per share, as adjusted, was $0.19 for the third quarter of 2012, compared with $0.18 for the same quarter last year.

“Consistent with our stated expectations, same-store revenue growth has accelerated as the year has progressed,” noted Chris Marr, President, Chief Operating Officer, and Chief Investment Officer.  “This performance has been driven by sizeable year-over-year occupancy gains, which continued into the fourth quarter as we ended October up nearly 450 basis points over last year.  Meanwhile, the third quarter was a busy one from a portfolio enhancement perspective, as we completed the Storage Deluxe transaction with the closing of the final asset, acquired our partners’ interests in two joint ventures representing 31 properties, closed on or entered into agreements to acquire 18 additional assets in our core markets, and finalized or put under contract the strategic disposition of 18 facilities in non-core markets.  With this activity, we have exceeded our investment targets for the year.”

Investment Activity

Heading into the third quarter, the Company had already closed on the purchase of 21 assets associated with the previously announced Storage Deluxe transaction, which involved the acquisition of 22 Class A self-storage facilities located primarily in the greater New York City area for a total investment of $560 million.  The Company closed on the final Storage Deluxe asset during the quarter for $68.2 million, including the assumption of $29.3 million of secured debt.

In other transactions during the quarter, the Company acquired 14 assets for $85.9 million.  These properties are located in Colorado, Connecticut, Georgia, New Jersey, Texas, and Virginia.

The Company has four properties under contract for acquisition at a combined price of $20.5 million.  Year to date, excluding assets associated with the previously announced Storage Deluxe and joint venture transactions, the Company has either closed on or placed under contract the acquisition of 21 assets for $123.3 million.

On the disposition front during the quarter, the Company sold seven assets for total proceeds of $12.5 million.  The facilities are located in the California Inland Empire and New Mexico.  Subsequent to quarter end, the Company closed on the disposition of eight assets in Ohio, two assets in Florida, and one asset in Tennessee for total proceeds of $24.3 million.  The Ohio disposition represents an exit from tertiary markets in the state, resulting in an Ohio portfolio that is concentrated in the Cleveland and Columbus markets.  Year to date, the Company has closed on the disposition of 26 assets for $59.9 million.

Joint Ventures

In August 2012, the Company acquired its partner’s 50% interest in the HART joint venture for $61.1 million.  HART was a consolidated joint venture that consisted of 22 unencumbered properties located throughout the United States.  The partnership was originally formed in August 2009 with the Company’s contribution of 22 assets.  The Company’s purchase of its partner’s remaining interest is reflected in the equity section of the Company’s consolidated balance sheets as the assets are now wholly-owned.  The 22 assets have historically been included in, and will remain in, the Company’s same-store pool.

Also, in September 2012, the Company purchased its partner’s 50% ownership interest in the HSRE Venture (“HSREV”), which included nine facilities in New York, New Jersey, Pennsylvania, Virginia, and Florida.  The Company acquired its initial 50% interest in HSREV in September 2011 and purchased the remaining 50% equity interest for $21.7 million.  In conjunction with the purchase, the company paid off approximately $59.3 million of mortgage loans related to the properties, resulting in a total capital outlay of $81.0 million.  Whereas HSREV was previously accounted for under the equity method, the nine properties are now wholly owned and consolidated in the Company’s financial reports.

Third-Party Management

Fee income from third-party management increased 25% during the third quarter of 2012, as compared with the third quarter of 2011.  During the quarter, the Company was awarded 39 new management contracts for properties located predominantly in the Southeast.  At September 30,

2012, following the Company’s acquisition of 11 facilities from the third-party management platform and the removal of two others due to sale, the Company managed for third parties 132 properties totaling 7.7 million square feet.

Same-Store Results

The Company’s same-store pool at September 30, 2012 represented 321 facilities containing approximately 21.1 million rentable square feet and included approximately 81.9% of the aggregate rentable square feet of the Company’s 387 owned facilities.  These same-store facilities represent approximately 76.6% of property net operating income for the quarter ended September 30, 2012.

The same-store physical occupancy at period end for the third quarter of 2012 was 84.6%, compared with 81.1% for the same quarter of last year.  Same-store net rental income for the third quarter of 2012 increased 3.0%, same-store total revenues increased 4.1%, and same-store operating expenses increased 3.4% from the same quarter in 2011.  Same-store net operating income increased 4.5% compared with the same period in 2011.

Operating Results

Total revenues increased $15.6 million and total property operating expenses increased $5.1 million in the third quarter of 2012, as compared with the same period in 2011.  Increases in total revenues are attributable to increased occupancy levels in the same-store portfolio, revenues generated from property acquisitions and increased revenues generated from third-party management.  Increases in total property operating expenses are attributable to the impact of newly acquired properties and an increase in same-store expenses, which were largely driven by increased advertising costs.

Interest expense increased from $8.5 million in the third quarter of 2011 to $11.1 million in the current period due to a higher amount of outstanding debt primarily resulting from debt assumed and drawn in conjunction with the Storage Deluxe and other acquisitions, offset by lower interest rates on the Credit Facility in the 2012 period as compared with the 2011 period.

The Company’s third quarter results include a $0.01 million loss from discontinued operations, which includes three properties that were considered held for sale as of September 30, 2012, and $0.2 million of gains on disposition of discontinued operations.  These relate to the sale of seven properties during the quarter.

The Company reported net income attributable to the Company’s common shareholders of $0.1 million, or $0.00 per common share, in the third quarter of 2012, compared with net income attributable to the Company’s common shareholders of $6.8 million, or $0.07 per common share, in the third quarter of 2011.

The Company’s 387 owned facilities, containing 25.8 million rentable square feet, had a physical occupancy at September 30, 2012 of 84.5%.

“At-The-Market” Equity Program

During the quarter, the Company sold 4.7 million common shares of beneficial interest through its “at-the-market” equity program at an average sales price of $12.81 per share, resulting in net proceeds of $59.1 million.  At September 30, 2012, the Company had 7.1 million shares available for sale under the existing Sales Agreement.

Quarterly Dividend

On August 1, 2012, the Company declared a dividend of $0.08 per common share.  The dividend was paid on October 15, 2012 to common shareholders of record on October 1, 2012.

Also on August 1, 2012, the Company declared a dividend of $0.484375 for the 7.75% Series A Cumulative Redeemable Preferred Shares.  The dividend was paid on October 15, 2012 to holders of record on October 1, 2012.

2012 Financial Outlook

“We continue to exceed our performance targets and are pleased to be increasing full-year guidance for FFO per share as well as same-store operating metrics,” stated Tim Martin, Chief Financial Officer.  “Through our disciplined investment process, we have been able to grow and enhance our portfolio while streamlining our ownership structure by purchasing our partners’ interests in two joint ventures.  We have financed our growth in a manner that is consistent with our balance sheet objectives and investment grade profile.”

The Company is adjusting its previously issued estimates as well as underlying assumptions, and now expects that its fully diluted FFO per share for 2012 will be between $0.72 and $0.73 (previously between $0.70 and $0.73), and that its fully diluted net loss per share for the period will be between $0.01 and $0.02.  The Company’s estimate is based on the following key assumptions:

•                  For 2012, a same-store pool consisting of 321 assets totaling 21.1 million square feet.

•                  Same-store net operating income (“NOI”) growth of 5.25% to 5.75% over 2011 (previously 4.0% to 5.0%), driven by revenue growth of 3.6% to 3.9% (previously 3.0% to 3.75%) and expense growth of 0.5% to 1.0% (previously 1.0% to 2.0%).

•                  General and administrative expenses of approximately $26.25 million to $26.75 million (previously $26.0 million to $27.0 million).

•                  Combined performance of the $560 million Storage Deluxe acquisition and the $110 million of other 2011 acquisitions that equates to a 2012 yield of 5.7% (previously 6.0%).

•                  Completion of other year-to-date acquisition activity ($123.3 million closed or under contract); disposition activity ($59.9 million); as well as our purchase in the third quarter of our partners’ interests in our HSREV and HART joint ventures.

Guidance excludes any financial impact associated with Hurricane Sandy.  Additionally, due to uncertainty related to the timing and terms of transactions, the impact of future investment activity is excluded from guidance.

2012 Full Year Guidance	Range or Value
Loss per diluted share allocated to common shareholders	$(0.02)	to	$(0.01)
Plus: real estate depreciation and amortization	0.80		0.80
Less: gains on dispositions of discontinued operations	(0.06)		(0.06)
FFO per diluted share	$0.72	to	$0.73

The Company estimates that its fully-diluted FFO per share for the quarter ending December 31, 2012 will be between $0.19 and $0.20, and that its fully-diluted net earnings per share for the period will be between $0.00 and $0.01.

4th Quarter 2012 Guidance	Range or Value
Earnings per diluted share allocated to common shareholders	$0.00	to	$0.01
Plus: real estate depreciation and amortization	0.19		0.19
FFO per diluted share	$0.19	to	$0.20

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, November 9, 2012, to discuss financial results for the three months ended September 30, 2012.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.CubeSmart.com. The dial-in numbers are 1-877-317-6789 for domestic callers, +1-412-317-6789 for international callers and 1-866-605-3852 for callers in Canada.   After the live webcast, the call will remain available on CubeSmart’s website for 30 days. In addition, a telephonic replay of the call will be available through December 9, 2012. The replay dial-in number is 1-877-344-7529 for domestic callers and +1-412-317-0088 for international callers. The conference number for both is 10019646.

Supplemental operating and financial data as of September 30, 2012 is available on the Company’s corporate website under Investor Relations - Financial Information - Financial Reports.

About CubeSmart

CubeSmart is a self-administered and self-managed real estate investment trust. The Company’s self-storage facilities are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers.  According to the Self-Storage Almanac, CubeSmart is one of the top four owners and operators of self-storage facilities in the United States.

Non-GAAP Performance Measurements

Funds from operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance.  The April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”), as amended, defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and real estate related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property, gains on remeasurement of investment in real estate ventures, impairments of depreciable assets, and depreciation, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

FFO, as adjusted represents FFO as defined above, excluding the effects of acquisition related costs, gains or losses from early extinguishment of debt, and other one-time items, which we believe are not indicative of the Company’s operating results.

We define net operating income, which we refer to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, loan procurement amortization expense — early repayment of debt, acquisition related costs, equity in losses of real estate entities, amounts attributable to noncontrolling interests, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income: income from discontinued operations, gains on disposition of discontinued operations, other income, gain on remeasurement of investment in real estate ventures, and interest income. NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by CubeSmart (“we,” “us,” “our” or the “Company”), contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•         national and local economic, business, real estate and other market conditions;

•         the competitive environment in which we operate, including our ability to raise rental rates;

•         the execution of our business plan;

•         the availability of external sources of capital;

•         financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

•         increases in interest rates and operating costs;

•         counterparty non-performance related to the use of derivative financial instruments;

•         our ability to maintain our status as a real estate investment trust (“REIT”) for federal income tax purposes;

•         acquisition and development risks;

•         increases in taxes, fees, and assessments from state and local jurisdictions;

•         changes in real estate and zoning laws or regulations;

•         risks related to natural disasters;

•         potential environmental and other liabilities;

•         other factors affecting the real estate industry generally or the self-storage industry in particular; and

•         other risks identified in our Annual Report on Form 10-K and, from time to time, in other reports we file with the Securities and Exchange Commission (the “SEC”) or in other documents that we publicly disseminate.

We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

CubeSmart

Daniel Ruble

Investor Relations

(610) 293-5700

CUBESMART AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 30,	December 31,
	2012	2011

ASSETS
Storage facilities	$2,432,415	$2,107,469
Less: Accumulated depreciation	(340,365)	(318,749)
Storage facilities, net	2,092,050	1,788,720
Cash and cash equivalents	2,707	9,069
Restricted cash	7,579	11,291
Loan procurement costs, net of amortization	8,943	8,073
Investment in real estate ventures, at equity	—	15,181
Assets held for sale	6,452	—
Other assets, net	49,982	43,645
Total assets	$2,167,713	$1,875,979

LIABILITIES AND EQUITY

Unsecured senior notes	$250,000	$—
Revolving credit facility	65,500	—
Unsecured term loans	500,000	400,000
Mortgage loans and notes payable	258,849	358,441
Accounts payable, accrued expenses and other liabilities	63,033	51,025
Distributions payable	12,110	11,401
Deferred revenue	10,950	9,568
Security deposits	487	490
Total liabilities	1,160,929	830,925

Noncontrolling interests in the Operating Partnership	56,740	49,732

Commitments and contingencies

Equity
7.75% Series A Preferred shares $.01 par value, 3,220,000 shares authorized, 3,100,000 shares issued and outstanding at September 30, 2012 and December 31, 2011	31	31
Common shares $.01 par value, 200,000,000 shares authorized, 127,430,047 and 122,058,919 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	1,274	1,221
Additional paid in capital	1,357,888	1,309,505
Accumulated other comprehensive loss	(21,203)	(12,831)
Accumulated deficit	(388,061)	(342,013)
Total CubeSmart shareholders’ equity	949,929	955,913
Noncontrolling interest in subsidiaries	115	39,409
Total equity	950,044	995,322
Total liabilities and equity	$2,167,713	$1,875,979

CUBESMART AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

REVENUES
Rental income	$65,363	$51,932	$184,355	$150,168
Other property related income	7,677	5,679	20,493	15,370
Property management fee income	1,094	878	3,217	2,634
Total revenues	74,134	58,489	208,065	168,172
OPERATING EXPENSES
Property operating expenses	29,195	24,083	83,027	71,505
Depreciation and amortization	29,774	15,620	82,446	45,573
General and administrative	6,860	5,476	19,582	18,350
Total operating expenses	65,829	45,179	185,055	135,428
OPERATING INCOME	8,305	13,310	23,010	32,744
OTHER EXPENSE
Interest:
Interest expense on loans	(11,092)	(8,464)	(29,692)	(24,596)
Loan procurement amortization expense	(699)	(1,093)	(2,585)	(4,124)
Loan procurement amortization expense - early repayment of debt	—	—	—	(2,085)
Acquisition related costs	(1,527)	(374)	(2,390)	(629)
Equity in losses of real estate ventures	(284)	(24)	(745)	(24)
Gain from remeasurement of investment in real estate venture	7,023	—	7,023	—
Other	166	8	(12)	(179)
Total other expense	(6,413)	(9,947)	(28,401)	(31,637)

INCOME (LOSS) FROM CONTINUING OPERATIONS	1,892	3,363	(5,391)	1,107

DISCONTINUED OPERATIONS
(Loss) income from discontinued operations	(38)	1,038	1,136	5,358
Gain on disposition of discontinued operations	197	3,527	6,403	3,527
Total discontinued operations	159	4,565	7,539	8,885
NET INCOME	2,051	7,928	2,148	9,992
NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS
Noncontrolling interests in the Operating Partnership	(5)	(329)	106	(368)
Noncontrolling interest in subsidiaries	(410)	(771)	(1,918)	(2,011)
NET INCOME ATTRIBUTABLE TO THE COMPANY	1,636	6,828	336	7,613
Distribution to Preferred Shareholders	(1,502)	—	(4,506)	—
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS	$134	$6,828	$(4,170)	$7,613

Basic earnings (loss) per share from continuing operations attributable to common shareholders	$0.00	$0.03	$(0.09)	$(0.01)
Basic earnings per share from discontinued operations attributable to common shareholders	$0.00	$0.04	$0.06	$0.09
Basic earnings (loss) per share attributable to common shareholders	$0.00	$0.07	$(0.03)	$0.08

Diluted earnings (loss) per share from continuing operations attributable to common shareholders	$0.00	$0.02	$(0.09)	$(0.01)
Diluted earnings per share from discontinued operations attributable to common shareholders	$0.00	$0.05	$0.06	$0.09
Diluted earnings (loss) per share attributable to common shareholders	$0.00	$0.07	$(0.03)	$0.08

Weighted-average basic shares outstanding	124,169	98,895	123,016	98,836
Weighted-average diluted shares outstanding	125,976	100,284	123,016	100,264

AMOUNTS ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS:
(Loss) income from continuing operations	$(20)	$2,473	$(11,445)	$(863)
Total discontinued operations	154	4,355	7,275	8,476
Net income (loss)	$134	$6,828	$(4,170)	$7,613

Same-store facility results (321 facilities)

(in thousands, except percentage and per square foot data)

	Three months ended September 30,		Percent
	2012	2011	Change

REVENUES
Net rental income	$50,806	$49,318	3.0%
Other property related income	5,642	4,924	14.6%
Total revenues	56,448	54,242	4.1%

OPERATING EXPENSES
Property taxes	6,287	6,223	1.0%
Personnel expense	5,993	5,578	7.4%
Advertising	1,782	1,339	33.1%
Repair and maintenance	760	685	10.9%
Utilities	2,223	2,252	-1.3%
Property insurance	693	669	3.6%
Other expenses	2,547	2,877	-11.5%

Total operating expenses	20,285	19,623	3.4%

Net operating income (1)	$36,163	$34,619	4.5%

Gross margin	64.1%	63.8%

Period average occupancy (2)	84.9%	81.2%

Period end occupancy (3)	84.6%	81.1%

Total rentable square feet	21,122	21,122

Realized annual rent per occupied square foot (4)	$11.33	$11.51	-1.6%

Scheduled annual rent per square foot (5)	$12.11	$12.76	-5.1%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$36,163	$34,619
Non same-store net operating income (1)	11,054	1,626
Indirect property overhead (6)	(2,278)	(1,839)
Depreciation and amortization	(29,774)	(15,620)
General and administrative expense	(6,860)	(5,476)

Operating Income	$8,305	$13,310

(1)

Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes from operating income the impact of depreciation and general & administrative expense.

(2)	Represents the weighted average occupancy for the period.
(3)	Represents occupancy at September 30 of the respective year.
(4)	Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.
(5)	Scheduled annual rent per square foot represents annualized asking rents per available square foot for the period.
(6)	Includes property management fee income earned in conjunction with managed properties.

Same-store facility results (321 facilities)

(in thousands, except percentage and per square foot data)

	Nine months ended September 30,		Percent
	2012	2011	Change

REVENUES
Net rental income	$148,472	$144,931	2.4%
Other property related income	15,248	13,586	12.2%
Total revenues	163,720	158,517	3.3%

OPERATING EXPENSES
Property taxes	18,965	19,116	-0.8%
Personnel expense	17,849	16,848	5.9%
Advertising	4,858	4,351	11.7%
Repair and maintenance	2,139	2,070	3.3%
Utilities	5,995	6,512	-7.9%
Property insurance	2,018	1,990	1.4%
Other expenses	7,924	9,181	-13.7%

Total operating expenses	59,748	60,068	-0.5%

Net operating income (1)	$103,972	$98,449	5.6%

Gross margin	63.5%	62.1%

Period average occupancy (2)	81.7%	79.0%

Period end occupancy (3)	84.6%	81.1%

Total rentable square feet	21,122	21,122

Realized annual rent per occupied square foot (4)	$11.47	$11.58	-0.9%

Scheduled annual rent per square foot (5)	$12.23	$12.62	-3.1%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$103,972	$98,449
Non same-store net operating income (1)	26,590	3,273
Indirect property overhead (6)	(5,524)	(5,055)
Depreciation and amortization	(82,446)	(45,573)
General and administrative expense	(19,582)	(18,350)

Operating Income	$23,010	$32,744

(1)

Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes from operating income the impact of depreciation and general & administrative expense.

(2)	Represents the weighted average occupancy for the period.
(3)	Represents occupancy at September 30 of the respective year.
(4)	Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.
(5)	Scheduled annual rent per square foot represents annualized asking rents per available square foot for the period.
(6)	Includes property management fee income earned in conjunction with managed properties.

Non-GAAP Measure — Computation of Funds From Operations

(in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011

Net income (loss)	$134	$6,828	$(4,170)	$7,613

Add (deduct):
Real estate depreciation and amortization:
Real property - continuing operations	29,424	15,043	81,369	45,108
Real property - discontinued operations	162	563	948	1,289
Company’s share of unconsolidated real estate ventures	513	28	1,540	28
Noncontrolling interest’s share of consolidated real estate ventures	(191)	(422)	(1,049)	(1,323)
Gains on sale of real estate	(197)	(3,527)	(6,403)	(3,527)
Gain on remeasurement of investment in real estate venture	(7,023)	—	(7,023)	—
Noncontrolling interests in the Operating Partnership	5	329	(106)	368

FFO	$22,827	$18,842	$65,106	$49,556

Add (deduct):
Loan procurement amortization expense - early repayment of debt	—	—	—	2,085
Discontinued operations - settlement proceeds	—	—	—	(1,895)
Acquisition related costs	1,527	374	2,390	629

FFO, as adjusted	$24,354	$19,216	$67,496	$50,375

Earnings (loss) per share attributable to common shareholders - basic and diluted	$0.00	$0.07	$(0.03)	$0.08
FFO per share and unit - fully diluted	$0.18	$0.18	$0.50	$0.47
FFO, as adjusted per share and unit - fully diluted	$0.19	$0.18	$0.52	$0.48

Weighted-average basic shares outstanding	124,169	98,895	123,016	98,836
Weighted-average diluted shares outstanding	125,976	100,284	123,016	100,264
Weighted-average diluted shares and units outstanding	130,384	105,013	129,222	104,997

Dividend per common share and unit	$0.08	$0.07	$0.24	$0.21
Payout ratio of FFO, as adjusted	42%	39%	46%	44%